As filed with the U.S. Securities and Exchange Commission on January 16, 2009
Registration No. 333-__________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENTERPRISE FINANCIAL SERVICES
CORP
(Exact Name of Registrant as Specified in its Charter)
Delaware	43-1706529
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

150 North Meramec
Clayton, Missouri 63105
(314) 725-5500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Frank H. Sanfilippo
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec
Clayton, Missouri 63105
(314) 725-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)

with copies to:
Charles E. H. Luedde, Esq.
Phillip R. Stanton, Esq.
Greensfelder, Hemker & Gale, P.C.
10 South Broadway, Suite 2000
St. Louis, Missouri 63102
(314) 241-9090

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Proposed Maximum	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Fixed Rate Cumulative Perpetual Preferred
Stock, Series A, $.01 par value per share	35,000 shares	$1,000	$35,000,000	$1,376 (1)
Warrant to Purchase Common Stock, $.01 par
value per share	N/A	N/A	N/A	N/A
Common Stock, $.01 par value per share,	324,074
issuable upon exercise of Warrant	shares (2)	$16.20	$5,250,000	$206 (3)
Common Stock, $.01 par value per share,
issuable upon exchange of preferred
securities of EFSC Capital Trust VIII, a	2,245,984
Delaware Statutory Trust	shares (4)	$17.37	$39,012,730	$1,533 (5)
TOTAL:			$79,262,730	$3,115

(1)	Calculated in accordance with Rule 457(a).

(2)	Includes such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(3)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $16.20.

(4)	In addition to the Fixed Rate Cumulative Perpetual Preferred, Series A, the warrant and the common stock issuable upon the exercise of such warrant, there are being registered hereunder shares of common stock issuable upon the exchange of certain trust preferred securities of EFSC Capital Trust VIII, a Delaware statutory trust and consolidated subsidiary of the Company, which includes 1,439,264 shares of common stock issuable upon conversion of the original principal amount of the trust preferred securities and up to 806,720 shares of common stock which would be issuable only if the Company causes the statutory trust to defer interest payments for up to five years and the holders of the trust preferred securities elect to convert such unpaid interest into additional shares of common stock.

(5)

Calculated in accordance with Rule 457(a) and includes such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions, which shares of common stock are registered hereunder pursuant to Rule 416.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

ENTERPRISE FINANCIAL SERVICES CORP
COMMON STOCK
FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES A
WARRANT TO PURCHASE 324,074 SHARES OF COMMON STOCK

     This prospectus relates to resales of up to 2,570,058 shares (the “Common Stock”) of our common stock, $.01 par value, up to 35,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $.01 par value, (the “Series A Preferred Stock”) and a warrant to purchase our common stock originally issued to the United States Department of Treasury (the “Treasury Warrant”). As used in this prospectus, the term “Securities” shall mean the Common Stock, the Series A Preferred Stock and the Treasury Warrant. The Securities may be resold from time to time by and for the accounts of certain selling securityholders named in this prospectus.

     The possible methods of resale of the Securities offered hereby are described under the heading “Plan of Distribution.” We will receive no proceeds from any such resales. We will receive proceeds if any selling securityholders exercise the Treasury Warrant and the exercise price is paid in cash. However, the Treasury Warrant may also be exercised by a net exercise, in which the Company withholds a number of shares of Common Stock equal in value to the exercise price of the Treasury Warrant, based on the market price of the Common Stock on the trading day on which the Treasury Warrant is exercised.

     Our Common Stock is traded on the NASDAQ Global Select Market (“NASDAQ”) under the trading symbol “EFSC.” The last reported sale price of the Common Stock on January 12, 2009 was $12.07 per share. Neither the Series A Preferred Stock nor the Treasury Warrant are listed on an exchange.

     The shares of Series A Preferred Stock are not convertible and may not be redeemed prior to February 15, 2012, except with the proceeds from certain qualified equity offerings which result in aggregate gross proceeds to us of not less than $8,750,000. After February 15, 2012, the shares of Series A Preferred Stock may be redeemed, in whole or in part, at any time and from time to time, at the option of the Company. Additionally, the Series A Preferred Stock is non-voting except in certain circumstances. The Treasury Warrant entitles the holder to purchase 324,074 shares of our Common Stock (subject to adjustment) at an initial exercise price of $16.20 per share (subject to adjustment). Unless exercised, the Treasury Warrant will automatically expire on December 19, 2018.

     We are registering the Securities for resale by the selling securityholders named in this prospectus or their pledgees, donees, assigns, transferees or other successors in interest. The Securities are being registered to permit the selling securityholders to sell securities from time to time in the public market or otherwise, in amounts, at prices and on terms determined at the time of offering. The selling securityholders may sell the Securities through ordinary brokerage transactions or through any other means described in the section entitled “Plan of Distribution.”

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is January 16, 2009.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

     We may also from time to time provide one or more prospectus supplements containing specific information about the terms of a particular offering by the selling securityholders. A prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

     Enterprise Financial Services Corp, is a financial holding company incorporated in the State of Delaware and headquartered in Clayton, Missouri. In this prospectus, the “Company,” “we,” “our,” “ours,” and “us” refer to Enterprise Financial Services Corp and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Enterprise Bank” mean Enterprise Bank & Trust, a Missouri trust company with banking powers which is our principal subsidiary.

FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference contain statements that are considered “forward-looking statements” within the meaning of United States securities laws. Forward-looking statements typically are identified with use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “potential,” “could”: and similar words, although some forward-looking statements are expressed differently. You should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including: burdens imposed by federal and state regulation, changes in accounting regulation or standards of banks; credit risk; exposure to general and local economic conditions; risks associated with rapid increase or decrease in prevailing interest rates; consolidation within the banking industry; competition from banks and other financial institutions; our ability to attract and retain relationship officers and other key personnel and technological developments; and other risks discussed in more detail in “Risk Factors”, below, all of which could cause the Company’s actual results to differ from those set forth in the forward-looking statements.

     Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of the statements. Forward-looking statements speak only as of the date they are made and the Company does not intend to publicly revise or update forward-looking statements to reflect events or circumstances that arise after the date of this prospectus. Any investor in the Company should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

SUMMARY

     The following summary may not contain all of the information that may be important to you or that you should consider before deciding to purchase the Securities, and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read the entire prospectus, especially the risks set forth under the heading “Risk Factors” in this prospectus, as well as the financial and other information incorporated by reference in this prospectus, before making an investment decision.

Enterprise Financial Services Corp

     We are a financial holding company incorporated under the laws of the State of Delaware and serve as the holding company for Enterprise Bank & Trust, a Missouri trust company with banking powers. We also own Millennium Brokerage Group, LLC, which operates life insurance advisory and brokerage operations from fourteen offices serving life insurance agents, banks, CPA firms, property and casualty insurance groups, and financial advisors in 49 states. Enterprise Bank conducts its banking operations in four banking locations in the St. Louis metropolitan area and seven banking locations in the Kansas City metropolitan area. In addition, Enterprise Bank has a loan production office located in Phoenix, Arizona. Enterprise Bank is subject to supervision and regulation by the Missouri Division of Finance. Our principal executive offices are located at 150 N. Meramec, Clayton, Missouri 63105 and our telephone number is (314) 725-5500. Our website is http://www.enterprisebank.com.

The Resales

Securities Offered by Selling
Securityholders:	Up to 2,570,058 shares of Common Stock.
Up to 35,000 shares of Series A Preferred Stock, liquidation value $1,000 per share.
The Treasury Warrant to purchase 324,074 shares of Common Stock.

Listing:	Our Common Stock is listed on the NASDAQ under the symbol “EFSC.”

Our Series A Preferred Stock and the Treasury Warrant are not listed on any national securities exchange and, prior to resale by use of this prospectus, there has been no public market for either the Series A Preferred Stock or the Treasury Warrant.

Use of Proceeds:	We will not receive any proceeds from the resale of the Securities by the selling securityholders. However, we will receive proceeds of up to $5,250,000 if a holder of the Treasury Warrant exercises the Treasury Warrant in full and pays the exercise price in cash. Such proceeds, if any, will be used for general corporate purposes.

Risk Factors:	For a discussion of risks and uncertainties involved with an investment in our securities, see “Risk Factors” beginning on page 2 of this prospectus.

RISK FACTORS

     Before purchasing any of our securities, you should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q for our 2008 fiscal year, each of which has been filed with the SEC and incorporated herein by reference, and the other information contained in this prospectus, an applicable prospectus supplement, or otherwise incorporated by reference herein. Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose all or a portion of your original investment.

USE OF PROCEEDS

     We will not receive any proceeds from any sale of the securities by the selling securityholders. However, we will receive proceeds of up to $5,250,000 if a holder of the Treasury Warrant exercises the Treasury Warrant in full and pays the exercise price in cash. Any such proceeds will be used for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

     No shares of our Series A Preferred Stock, or any other class of preferred stock, were outstanding during the years ended December 31, 2007, 2006, 2005, 2004 and 2003, or during the nine months ended September 30, 2008, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the same periods listed above. The ratios of earnings to fixed charges for the nine months ended September 30, 2008 and the years ended December 31, 2007, 2006, 2005, 2004 and 2003 are as follows:

Consolidated Ratios of Earnings to Fixed Charges

	Nine months ended	Years ended December 31,
	September 30, 2008	2007	2006	2005	2004	2003
Excluding interest on deposits	2.50x	4.09x	5.48x	6.74x	6.67x	5.67x
Including interest on deposits	1.33x	1.43x	1.55x	1.75x	2.01x	2.04x

Note: The ratio of earnings to fixed charges is calculated by adding income before income taxes plus fixed charges and dividing that sum by fixed charges.

DESCRIPTION OF SERIES A PREFERRED STOCK

     The following is a brief description of the terms of the Series A Preferred Stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our certificate of incorporation, as amended, including the certificate of designations with respect to the Series A Preferred Stock, copies of which have been filed with the SEC and are also available upon request from us.

General

     Under our certificate of incorporation, as amended, we have authority to issue up to 5.0 million shares of Preferred Stock, par value $.01 per share. Of such number of shares of Preferred Stock authorized, 35,000 shares have been designated as Series A Preferred Stock. All of the Series A Preferred Stock was issued to the United States Department of the Treasury in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). No other shares of preferred stock are issued and outstanding as of the date hereof.

Dividends Payable On Shares of Series A Preferred Stock

     Holders of shares of Series A Preferred Stock are entitled to receive if, as and when declared by our board of directors, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period from December 19, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock.

     Dividends are payable quarterly in arrears commencing February 15, 2009 and on each May 15, August 15, November 15 and February 15 thereafter. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

     If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date.

     We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a financial holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Delaware state laws relating to the payment of dividends.

     We depend on dividends, distributions and other payments from our banking subsidiary, Enterprise Bank, to fund dividend payments on our common and preferred stock. Missouri state banking laws and regulations limit the amount of dividends or other capital distributions that Enterprise Bank, may pay.

     In addition, Enterprise Bank is also subject to regulation and supervision by the Federal Deposit Insurance Corporation, or FDIC. The FDIC has the authority, after notice and a hearing, to prevent a depository institution under its jurisdiction from engaging in an unsafe or unsound practice. Depending on the financial condition of the depository institution, the payment of dividends could constitute an unsafe or unsound practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

Priority of Dividends

     The Series A Preferred Stock will rank senior to our Common Stock and all other equity securities designated as ranking junior to the Series A Preferred Stock; and at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of the Company.

     So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our Common Stock or other junior stock, other than a dividend payable solely in Common Stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our Common Stock or other junior stock unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than the following permitted transactions:

  purchases, redemptions or other acquisitions of our Common Stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

  purchases or other acquisitions by broker-dealer subsidiaries of the Company, if any, solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

  purchases or other acquisitions by broker-dealer subsidiaries of the Company for resale pursuant to an offering by the Company of our stock that is underwritten by the related broker-dealer subsidiary;

  any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

  acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not the Company or a subsidiary of the Company, including as trustee or custodian; and

  the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 19, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

     On any dividend payment date for which full dividends are not paid on the Series A Preferred Stock and any other parity stock, or such dividends declared and funds set aside therefor, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

     Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our Common Stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

     The Series A Preferred Stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $8,750,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. In such a case, we may redeem the Series A Preferred Stock, subject to the approval of the Federal Reserve Board in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than the Company or its subsidiaries after December 19, 2008, of shares of perpetual preferred stock, Common Stock or a combination thereof, that in each case qualify as tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board. Qualified equity offerings do not include issuances made in connection with acquisitions, issuances of trust preferred securities and issuances of Common Stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

     After February 15, 2012, the Series A Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.

     In any redemption, the redemption price per share of Series A Preferred Stock will be equal to the sum of the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

     The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock. Our board of directors, or a duly authorized committee of the board of directors, have full power and authority to prescribe the terms and conditions upon which the Series A Preferred Stock will be redeemed from time to time, subject to the provisions of the amended and restated certificate of designations.

     If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors, or a committee of the board of directors, may determine to be fair and equitable.

     Notice of redemption will be given to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the books of the Company. Any notice shall be presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder shall not affect the validity of the proceedings for the redemption.

Liquidation Rights

     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our Common Stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

     If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our Common Stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

     For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

     Except as indicated below or except as otherwise from time to time required by applicable law, the holders of Series A Preferred Stock will have no voting rights.

     On any matter on which the Series A Preferred Stock are entitled to vote (as expressly provided in the Certificate of Designations with respect to the Series A Preferred Stock or as may be required by law), including any action by written consent, each share of Series A Preferred Stock shall be entitled to one vote.

     Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock have not been paid for an aggregate of six quarterly periods or more, whether or not consecutive, the authorized number of directors of the Company shall automatically be increased by two and the holders of the Series A Preferred Stock shall have the right, with holders of shares of any stock ranking on a parity with the Series A Preferred Stock, voting together as a class, to elect two directors to fill such newly created directorships at the Company’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past dividend periods, have been declared and paid in full at which time such right shall terminate.

     So long as any Series A Preferred Stock remains outstanding, the Company will not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our affairs, (ii) amend, alter or repeal the provisions of the charter (including the Certificate of Designation of the Series A Preferred Stock), so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or (iii) enter into a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of the Company with another corporation or other entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof.

     The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

     The following is a brief description of the terms of the Treasury Warrant. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Treasury Warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

     The Treasury Warrant is initially exercisable for 324,074 shares of our Common Stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $35.0 million, which is equal to the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of Common Stock underlying the Treasury Warrant then held by the selling securityholders will be reduced by one half to 162,037 shares. The number of shares subject to the Treasury Warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

     The initial exercise price applicable to the Treasury Warrant is $16.20 per share of Common Stock. The Treasury Warrant may be exercised at any time on or before its expiration on December 19, 2018 by surrender of the Treasury Warrant and a completed notice of exercise attached as an annex to the Treasury Warrant and the payment of the exercise price for the shares of Common Stock for which the Treasury Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of Common Stock issuable upon exercise of the Treasury Warrant equal to the value of the aggregate exercise price of the Treasury Warrant determined by reference to the market price of our Common Stock on the trading day on which the Treasury Warrant is exercised or, if agreed to by us and the exercising warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Treasury Warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

     We will not issue fractional shares upon any exercise of the Treasury Warrant. Instead, the holder of the Treasury Warrant will be entitled to a cash payment equal to the market price of our Common Stock on the last day preceding the exercise of the Treasury Warrant (less the pro-rated exercise price of the Treasury Warrant) for any fractional shares that would have otherwise been issuable upon exercise. We will at all times reserve the aggregate number of shares of our Common Stock for which the Treasury Warrant may be exercised. We have listed the shares of Common Stock issuable upon exercise of the Treasury Warrant with the Nasdaq Global Select Market.

No Rights as a Shareholder

     The warrantholder shall have no rights or privileges of the holders of our Common Stock, including any voting rights, until (and then only to the extent) the Treasury Warrant has been exercised. The shares of Common Stock issued upon exercise of the Treasury Warrant would have the same voting rights as all other shares of Common Stock.

Transferability

     The warrant holder may not transfer a portion of the Treasury Warrant with respect to more than 162,037 shares of Common Stock until the earlier of (i) the date on which the Company has received aggregate gross proceeds from a qualified equity offering of at least $35.0 million and (ii) December 31, 2009. The Treasury Warrant, and all rights under the Treasury Warrant, are otherwise transferable.

Adjustments to the Warrant

     Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Treasury Warrant may be exercised and the exercise price applicable to the Treasury Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our Common Stock, subdivide, combine or reclassify outstanding shares of our Common Stock.

     Anti-dilution Adjustment. Until the earlier of December 19, 2011 and the date the United States Treasury no longer holds the Treasury Warrant (and other than in certain permitted transactions described below), if we issue any shares of Common Stock (or securities convertible or exercisable into Common Stock) for less than 90% of the market price of the Common Stock on the last trading day prior to pricing such shares, then the number of shares of Common Stock into which the Treasury Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

  as consideration for or to fund the acquisition of businesses and/or related assets;

  in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

  in connection with public or broadly marketed offerings and sales of Common Stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

  in connection with the exercise of preemptive rights on terms existing as of December 19, 2008.

     Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Treasury Warrant will be adjusted to reflect such distribution.

     Certain Repurchases. If we affect a pro rata repurchase of Common Stock both the number of shares issuable upon exercise of the Treasury Warrant and the exercise price will be adjusted.

     Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the right of a holder of the Treasury Warrant to receive shares of our Common Stock upon exercise shall be converted into the right to exercise the Treasury Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of Common Stock for which the Treasury Warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

     The following is a description of the material terms and provisions of the Common Stock. It may not contain all the information that is important to you. Therefore, you should read our certificate of incorporation and by-laws which have been filed with the SEC.

General

     Under our certificate of incorporation, as amended, the Company has authority, without further shareholder action, to provide for the issuance of up to 30,000,000 shares of common stock, of which 12,800,981 were outstanding as of December 31, 2008. The Company may amend its certificate of incorporation from time to time to increase the number of authorized shares of Common Stock. Any such amendment would require the approval of the holders of a majority of the Company’s stock entitled to vote. The Company’s common stock is listed on the NASDAQ under the symbol “EFSC.”

Dividends

     Subject to the preferential rights of any other class or series of stock, including without limitation the preferential rights of the Series A Preferred Stock, holders of shares of the Company’s common stock will be entitled to receive dividends, if and when they are authorized and declared by the Company’s Board of Directors, out of assets that the Company may legally use to pay dividends. We may not increase the dividend paid on our common stock above $0.0525 per share per quarter without the consent of the United States Treasury until the earlier to occur of (i) December 19, 2012, (ii) the date on which all Series A Preferred Stock is redeemed in whole, or (iii) the UST has transferred all of the Series A Preferred Stock to third parties.

Voting Rights

     Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of Common Stock have the exclusive power to vote on all matters presented to the Company’s shareholders, including the election of directors. Holders of Common Stock are entitled to one vote per share, provided that holders of our Common Stock have the right to cumulate votes in the election of directors.

Preemptive Rights

     Holders of the Company’s Common Stock do not have preemptive rights under the Delaware General Corporation Law, or the Company’s certificate of incorporation or by-laws.

Liquidation/Dissolution Rights

     In the event the Company is liquidated, dissolved or the Company’s affairs are wound up, and subject to the preferential rights of any other class or series of stock, holders of shares of the Company’s Common Stock are entitled to receive, in cash or in kind, in proportion to their holdings, the assets that the Company may legally use to pay distributions after the Company pays or makes adequate provision for all of the Company’s debts and liabilities.

Transfer Agent

     The transfer agent and registrar for the Common Stock is Computershare, Inc., in Canton, Massachusetts.

Restrictions on Ownership

     The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our Common Stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our Common Stock under the Change in Bank Control Act. Any holder of 25% or more of our Common Stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

SELLING SECURITYHOLDERS

     The Securities were initially sold in two separate private placements which were exempt from registration pursuant to Section 4(2) of the Securities Act.

     Issuance of Convertible Trust Preferred Securities of EFSC Capital Trust VIII

     On December 12, 2008, we issued and sold through a newly formed Delaware statutory trust subsidiary, EFSC Capital Trust VIII (the “Trust”), preferred securities in the Trust with a liquidation value of $20,000,000 to Ithan Creek Master Investors (Cayman), L.P., a Cayman Island limited partnership (“Ithan Creek”) and preferred securities in the Trust with a liquidation value of $5,000,000 (collectively, the “Trust Preferred Securities”) to VRE TRUPS, LLC, a Missouri limited liability company (“VRE TRUPS”). Contemporaneously, the Trust issued and sold to us common securities in the Trust with a liquidation value of $744,000 (the “Common Securities”). The Trust used the proceeds generated from the issuance and sale of the Trust Preferred Securities and the Common Securities to purchase 9.00% Convertible Junior Subordinated Deferrable Interest Debentures maturing in 2038 from EFSC in the aggregate principal amount of $25,744,000 (the “Debentures”). Principal and interest payments made by us on the Debentures will be used by the Trust to make corresponding distributions to the holders of the Trust Preferred Securities and the Common Securities. At any time and from time to time we may defer interest payments on the Debentures for up to five years. During any such deferral, the Trust has no obligation to make distributions on the Trust Preferred Securities.

     Each holder of the Trust Preferred Securities may elect, at any time, to exchange all or any portion of its Trust Preferred Securities for a number of shares of the Common Stock of the Company equal to the aggregate liquidation amount of Trust Preferred Securities being exchanged divided by a price equal to $17.37, subject to adjustment, which represents 110% of the average closing price of our Common Stock on NASDAQ for the five trading days following the issuance of our third quarter earnings press release on October 23, 2008.

     Initially, the $25,000,000 in aggregate liquidation amount of the Trust Preferred Securities may be exchanged for an aggregate of 1,439,263 shares of our Common Stock. In addition, if we elect to defer interest payments on the Debentures, the holders thereof will have the right during such deferral to convert all or a portion of the accrued and unpaid distributions on the Trust Preferred Securities into additional shares of Common Stock at the conversion price described above. Because we are permitted to defer distributions on the Trust Preferred Securities for up to five years, conversion of the accrued and unpaid distributions could result in the issuance of up to an aggregate additional 806,720 shares of Common Stock. Any issuance of shares of our Common Stock in exchange for the Trust Preferred Securities will be undertaken without general solicitation or advertising.

     VRE TRUPS is a wholly owned subsidiary of Virtual Realty Enterprises, LLC, a Missouri limited liability company (“Virtual Realty”), which is managed by Ocala First Corporation, Inc. (“Ocala”). Henry D. Warshaw, one of our directors, owns a majority of the stock in Ocala. Mr. Warshaw also holds a 0.7481% interest in Virtual Realty. In addition each of Kevin Eichner, Birch Mullins, Sandra Van Trease, and Michael DeCola, all members of our board of directors, are passive investors in Virtual Realty, collectively holding an aggregate 0.8674% interest in Virtual Realty.

     Issuance of Series A Preferred Stock and Treasury Warrant

     The second private placement took place on December 19, 2008, whereby Treasury agreed to purchase 35,000 shares of the Series A Preferred Stock and the Treasury Warrant for a purchase price of $35,000,000. The investment was in conjunction with Treasury’s Troubled Asset Relief Program (“TARP”) Capital Purchase Program, which is a voluntary program for U.S. financial institutions designed to encourage these institutions to build capital to increase the flow of financing to U.S. businesses and consumers and to support the U.S. economy.

     Beneficial Ownership of Selling Securityholders

     The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the Securities listed below. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling securityholders’ interests.

     The table below sets forth the name of each selling securityholder, the amount of Securities that each selling securityholder may offer pursuant to this prospectus. However, the number of shares of Common Stock into which the trust preferred securities and Treasury Warrant are initially convertible is subject to adjustment, including adjustment resulting from certain corporate transactions. See “Description of Treasury Warrant—Adjustments”.

     The selling securityholders are not obligated to sell the Securities, therefore we cannot estimate the amount of the Securities that the selling securityholders will hold upon consummation of any such sales. For purposes of the following table, we have assumed the sale of all the Securities.

			Number of
	Number of Shares		Shares of	Percentage		Number of Shares
	of Series A	Number of	Common Stock	of Issued and	Number of Shares	of Common Stock
	Preferred	Warrants	Beneficially	Outstanding	of Common	Owned After
	Stock Offered	Offered	Owned Prior to	Common	Stock	Completion of
Name of Selling Securityholder	Hereby	Hereby	the Offering	Stock (4)	Offered Hereby	Offering (1)
Ithan Creek Master
Investors(Cayman) L.P. (2)	0	0	1,151,410 (3)	8.3%	1,796,787 (3)	0

VRE TRUPS, LLC (5)	0	0	287,853 (3)	2.2%	449,197 (3)	0

		1 Warrant to
		Purchase
		324,074 shares
United States Department		of Common
of the Treasury	35,000	Stock	324,074	2.5%	324,074	0

Total	35,000			14.2%	2,570,058	0

(1)	The selling securityholders are not obligated to sell any of the Securities. This table assumes sale of all the Securities offered hereby.

(2)	Wellington Management Company, LLP ("Wellington") is an investment adviser registered under the Investment Advisers Act of 1940, as amended and serves as the investment adviser to Ithan Creek. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by Ithan Creek.

(3)	The amount of common stock listed under the column “Number of Shares of Common Stock Beneficially Owned Prior to the Offering” assumes that Ithan Creek and VRE TRUPS will own only shares of Common Stock issuable upon conversion of the original aggregate liquidation amount of the Trust Preferred Securities. This registration statement is registering the number of shares of Common Stock that would be issuable to Ithan Creek and VRE TRUPS if the Company deferred interest payments of the Debentures for the maximum five year deferral period permitted and if Ithan Creek and VRE TRUPS each elected to convert the entire liquidation amount of the Trust Preferred Securities and the entire amount of accrued and unpaid distributions for the five year period into Common Stock. This maximum number of shares of Common Stock is listed under the column “Number of Shares of Common Stock Offered Hereby.” Neither Ithan Creek nor VRE TRUPS may exercise their conversion rights to acquire Common Stock to the extent such conversion would cause such investor to hold or have voting control over 10% or more of any class of our capital stock.

(4)	Calculated pursuant to Rule 13d-3, such that percentages assume the conversion of Trust Preferred Securities or the exercise of the Treasury Warrant, as applicable.

(5)	VRE TRUPS is a wholly owned subsidiary of Virtual Realty, which is managed by Ocala. Henry D. Warshaw, one of our directors, owns a majority of the stock in Ocala. Accordingly, each of VRE TRUPS, Virtual Realty and Mr. Warshaw may be deemed to be a beneficial owner of shares of Common Stock which may be held by VRE TRUPS as a result of any conversion of the Trust Preferred Securities.

PLAN OF DISTRIBUTION

     The selling securityholders may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

     The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions:

  on any national securities exchange or quotation service on which the preferred stock or the Common Stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Global Select Market in the case of the Common Stock;

  in the over-the-counter market;

  in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

  through the writing of options, whether the options are listed on an options exchange or otherwise.

     In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Stock issuable upon exercise of the Treasury Warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the Common Stock issuable upon exercise of the Treasury Warrant and deliver Common Stock to close out short positions, or loan or pledge the Series A Preferred Stock or the Common Stock issuable upon exercise of the Treasury Warrant to broker-dealers that in turn may sell these securities.

     The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

     In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

     In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, or the Exchange Act.

     In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Global Select Market pursuant to Rule 153 under the Securities Act.

     At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     Neither the Series A Preferred Stock nor the Treasury Warrant is listed on an exchange. Unless requested by the United States Department of the Treasury, we do not intend to list the Series A Preferred Stock on any exchange. We do not intend to list the Treasury Warrant on any exchange. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock.

     We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

LEGAL MATTERS

     The validity of the Series A Preferred Stock, the Treasury Warrant and the Common Stock offered hereby will be passed upon for us by Greensfelder, Hemker & Gale, P.C.

EXPERTS

     Our consolidated financial statements as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference, herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.enterprisebank.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

     The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus or incorporated by reference.

     We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

  Our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 14, 2008.

  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 12, 2008, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 11, 2008, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 7, 2008.

  Our Current Reports on Form 8-K filed on January 7, 2008; January 29, 2008; February 6, 2008; February 25, 2008, March 3, 2008, April 16, 2008; July 17, 2008; September 30, 2008; October 23, 2008; November 25, 2008; December 15, 2008, and December 23, 2008 (as amended on December 23, 2008).

  The description of Registrant’s common stock, which is contained in a registration statement filed on Form S-1, by Registrant with the Commission on October 24, 1996, registration number 333-14737, including all amendments and reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Frank H. Sanfilippo
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec
Clayton, Missouri 63105
(314) 725-5500

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of these securities in any state where the offer is not permitted by law. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

     Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

     This prospectus is part of a registration statement we filed with the SEC which incorporates exhibits. You should read the exhibits to the registration statement carefully.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the Securities, for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares, all of which will be borne by the Company. The Company is not responsible for underwriting discounts, selling commissions and or stock transfer taxes incurred by the selling securityholders. All amounts shown are estimates except the SEC registration fee.

SEC Registration fee	$3,115
Legal fees and expenses	$30,000
Accounting fees and expenses	$5,000
Other	$2,000
Total Expenses	$40,115

Item 15. Indemnification of Directors and Officers.

     The Company is a Delaware corporation. Section 102 of the Delaware General Corporation Law, (“DGCL”), as amended, allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, agent or employee of the Company, or is or was serving at the Company’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acting in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses, reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successfully on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     As permitted by the DGCL, the Company’s certificate of incorporation includes a provision to eliminate the personal liability of its directors for monetary damages for breach of alleged breach of their fiduciary duties as directors, subject to limited exceptions. The certificate of incorporation also provides that every person who is or was our director, officer, employee or agent or is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the Company’s request, shall be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving such person in this capacity.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment to Certificate of Incorporation (filed as Appendix A to Registrant’s Proxy Statement on Schedule 14A, effective November 20, 2008)

4.2	Certificate of Designations (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008 and incorporated herein by reference)

4.3	Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Par Value $.01 per share

4.4	Warrant to Purchase Shares of Common Stock, dated December 19, 2008, to purchase shares of Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008 and incorporated herein by reference).

5.1	Opinion of Greensfelder, Hemker & Gale, P.C.

12.1	Statement of ratios of earnings to fixed charges

23.1	Consent of KPMG LLP

23.2	Consent of Greensfelder, Hemker & Gale, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (included on the signature page to the Registration Statement)

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Missouri, on January 16, 2009.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Frank H. Sanfilippo

Frank H. Sanfilippo
Chief Financial Officer

POWER OF ATTORNEY

     We, the undersigned directors and officers of Enterprise Financial Services Corp (the “Corporation”) and each of us, do hereby constitute and appoint Peter F. Benoist and Frank H. Sanfilippo, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and amendments (including post-effective amendments) to the Registration Statement, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement; and we do hereby ratify and conform all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Peter F. Benoist	Chief Executive Officer and Director	January 14, 2009
Peter F. Benoist

/s/ James J. Murphy	Chairman of the Board and Director	January 14, 2009
James J. Murphy

/s/ Kevin C. Eichner	Director	January 14, 2009
Kevin C. Eichner

/s/ William H. Downey	Director	January 15, 2009
William H. Downey

/s/ Robert E. Guest, Jr.	Director	January 14, 2009
Robert E. Guest, Jr.

/s/ Lewis A. Levey	Director	January 14, 2009
Lewis A. Levey

/s/ Birch M. Mullins	Director	January 14, 2009
Birch M. Mullins

/s/ Robert E. Saur	Director	January 14, 2009
Robert E. Saur

/s/ Henry D. Warshaw	Director	January 15, 2009
Henry D. Warshaw

/s/ Michael A. DeCola	Director	January 14, 2009
Michael A. DeCola

/s/ Brenda D. Newberry	Director	January 14, 2009
Brenda D. Newberry

/s/ Sandra Van Trease	Director	January 16, 2009
Sandra Van Trease

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Amendment to Certificate of Incorporation (filed as Appendix A to Registrant’s Proxy Statement on Schedule 14A, effective November 20, 2008)

4.2	Certificate of Designations (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008 and incorporated herein by reference)

4.3	Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, Par Value $.01 per share

4.4	Warrant to Purchase Shares of Common Stock, dated December 19, 2008, to purchase shares of Common Stock of the Registrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008 and incorporated herein by reference).

5.1	Opinion of Greensfelder, Hemker & Gale, P.C.

12.1	Statement of ratios of earnings to fixed charges

23.1	Consent of KPMG LLP

23.2	Consent of Greensfelder, Hemker & Gale, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (included on the signature page to the Registration Statement)